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As filed with the Securities and Exchange Commission on January 25, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Demand Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7379 (Primary Standard Industrial Classification Code Number)	20-4731239 (I.R.S. Employer Identification No.)

1299 Ocean Avenue, Suite 500
Santa Monica, California 90401
(310) 394-6400
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Richard M. Rosenblatt
Chairman and Chief Executive Officer
Demand Media, Inc.
1299 Ocean Avenue, Suite 500
Santa Monica, California 90401
(310) 394-6400
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
W. Alex Voxman, Esq. Robert A. Koenig, Esq. Latham & Watkins LLP 355 South Grand Avenue Los Angeles, California 90071-1560 (213) 485-1234	Matthew P. Polesetsky, Esq. David T. Ho, Esq. Demand Media, Inc. 1299 Ocean Avenue, Suite 500 Santa Monica, California 90401 (310) 394-6400	Kevin P. Kennedy, Esq. Simpson Thacher & Bartlett LLP 2550 Hanover Street Palo Alto, California 94304 (650) 251-5000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒    333-168612

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)

Common Stock, par value $0.0001 per share	1,610,000 shares	$17.00	$27,370,000	$3,178

(1)
Includes 210,000 shares that may be purchased by the Underwriters pursuant to an option granted to the Underwriters.

(2)
Based on the per share public offering price.

(3)
In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-168612), as amended, is hereby registered.

(4)
Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

          This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

 EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

        This registration statement is being filed with respect to the registration of additional shares of common stock, with par value of $0.0001 per share, of Demand Media, Inc., a corporation organized under the laws of the State of Delaware, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (File No. 333-168612) are incorporated in this registration statement by reference.

        The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits.

        All exhibits filed with or incorporated by reference in Registration Statement No. 333-168612 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which are filed herewith.

Exhibit No.	Description
5.1	Opinion of Latham & Watkins LLP
23.1	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 25th day of January, 2011.

DEMAND MEDIA, INC.
By:	/s/ RICHARD M. ROSENBLATT Richard M. Rosenblatt Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 25th day of January, 2011.

Name	Title

/s/ RICHARD M. ROSENBLATT Richard M. Rosenblatt	Chairman and Chief Executive Officer (Principal Executive Officer)
/s/ CHARLES S. HILLIARD Charles S. Hilliard	President and Chief Financial Officer (Principal Financial Officer)
* Michael L. Zemetra	Senior Vice President and Controller (Controller)
* Fredric W. Harman	Director
* Victor E. Parker	Director
* Gaurav Bhandari	Director
* John A. Hawkins	Director

Name		Title

* James R. Quandt		Director
* Peter Guber		Director
* Joshua G. James		Director
* Robert R. Bennett		Director
*By:	/s/ RICHARD M. ROSENBLATT Richard M. Rosenblatt	Attorney-in-fact

 EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Latham & Watkins LLP
23.1	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm

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EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 16. Exhibits.
SIGNATURES
EXHIBIT INDEX